EXHIBIT 99.2

PREMIER ALLIANCE GROUP, INC.

UNAUDITED PRO-FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Combined Condensed Financial Statements   F-1

Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2012    F-2

Unaudited Pro Forma Combined Condensed Statement of Operations for the Nine
Months Ended September 30, 2012                                                                                            F-3

Unaudited Pro Forma Combined Condensed Statement of Operations for the Year
Ended December 31, 2011                                                                                                            F-4

Notes to Unaudited Pro Forma Combined Condensed Financial Statements                     F-5

PREMIER ALLIANCE GROUP, INC.
INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2011, AND THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND THE YEAR ENDED DECEMBER 31, 2011

The following unaudited pro forma combined condensed balance sheet, unaudited pro forma combined condensed statements of operations and the explanatory notes give effect to the acquisition of Greenhouse Holdings, Inc. (GHH) as of March 5, 2012 and the acquisition of Ecological, LLC (Ecological) by Premier Alliance Group, Inc. (Premier or the Company) on December 31, 2012.

The unaudited pro forma combined condensed balance sheet, unaudited pro forma combined condensed statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. These unaudited pro forma combined condensed balance sheet and unaudited pro forma combined condensed statements of operations have been prepared utilizing the historical financial statements of Premier and GHH to the extent such has been filed previously with the Securities and Exchange Commission. Other unaudited combined condensed financial information has been obtained from the respective company records of GHH and Ecological.

The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2012 and the unaudited year ended December 31, 2011 have been prepared as if the acquisition of GHH and Ecological had been consummated on January 1, 2011.  The unaudited pro forma combined condensed balance sheet has been prepared as if the acquisition of Ecological by Premier was consummated on September 30, 2012.

These unaudited pro forma combined condensed financial statements are provided for illustrative purposes only, and do not purport to be indicative of the actual financial position or results of operations had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.  The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies and/or cost savings that the combined entity may achieve with respect to the combined companies.

PREMIER ALLIANCE GROUP, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF
SEPTEMBER 30, 2012 (UNAUDITED)

	(Unaudited)
	Premier	(Unaudited)
	Alliance	Ecological,	Pro Forma		Pro Forma
	Group, Inc.	LLC	Adjustments	Notes	Combined
ASSETS

CURRENT ASSETS:
Cash	$340,398	$9,881	6,234,900	(a)	$5,221,065
			635,886	(b)
			(2,000,000)	(e)
				(g)
Accounts receivable	2,822,312	224,866			3,047,178
Costs and estimated earnings in excess of billings	504,098	102,302			606,400
Marketable securities	32,806	-			32,806
Income tax receivable	113,102	-			113,102
Deferred income taxes	916,000	-			916,000
Prepaid expenses and other current assets	169,298	-	-		169,298
Total current assets	4,898,014	337,049	4,870,786		10,105,849
PROPERTY AND EQUIPMENT - at cost less
accumulated depreciation	488,219	72,766	-		560,985
OTHER ASSETS:
Goodwill	11,011,418		6,029,638	(d)	17,041,056
Intangible assets - net	625,844		576,559	(d)	1,202,403
Investment in cost-method investee	100,000				100,000
Cash surrender value of officers’ life insurance	369,564	-	-		369,564
Deferred income taxes	866,000	-	-		866,000
Deposits and other assets	47,046	29,530	-		76,576
Total other assets	13,019,872	29,530	6,606,197		19,655,599
TOTAL ASSETS	$18,406,105	$439,345	$11,476,983		$30,322,433

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Note payable to bank	$1,265,782	$-	$-		$1,265,782
Current portion of long-term debt	21,360		-		21,360
Accounts payable	1,820,560	68,382			1,888,942
Billings in excess of costs and estimated earnings	91,798	52,036	-		143,834
Notes payable	51,224	3,655,866	(3,655,866)	(f)	51,224
Accrued expenses	975,401	75,519	-		1,050,920
Total current liabilities	4,226,125	3,851,803	(3,655,866)		4,422,062
NONCURRENT LIABILITIES:
Long term debt – net of current portion	119,352		-		119,352
7% Convertible Promissory Notes	-		635,886	(b)	635,886
Derivative liability	1,047,739	-			1,047,739
Deferred income taxes	87,000	-	-		87,000
Total noncurrent liabilities	1,254,091	-	635,886		1,889,977
COMMITMENTS AND CONTINGENCIES	-	-	-		-
STOCKHOLDERS' EQUITY	12,925,889	(3,412,458)	14,496,963	(f)(g)	24,010,394
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,406,105	$439,345	$11,476,983		$30,322,433

See accompanying notes to unaudited combined condensed pro forma financial statements.

PREMIER ALLIANCE GROUP, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2012 (UNAUDITED)

		(Unaudited)
		Historical
		2 Mo. Ended
	(Unaudited)	3/5/12
	Premier	Greenhouse			(Unaudited)
	Alliance	Holdings,	Pro Forma		Ecological,	Pro Forma		Pro Forma
	Group, Inc.	Inc.	Adjustments	Notes	LLC **	Adjustments	Notes	Combined

Revenues	$15,103,051	$240,069			$720,158			$16,063,278

Cost of Revenue	11,331,354	356,236	-		339,083	-		12,026,673

Gross Profit	3,771,697	(116,167)	-		381,075	-		4,036,605

Operating Expenses	5,859,963	764,344	-		1,551,389	84,341	(j)	8,260,037

Operating Loss	(2,088,266)	(880,511)	-		(1,170,314)	(84,341)		(4,223,432)

Other Income (Expense)
Interest expense	(65,175)	(314,086)	296,721	(i)	(201,266)	201,266	(i)	(121,915)
			(39,375)	(i)
Derivative expense	(494,820)	-						(494,820)
Other income (expense), net	49,206	38,148			-			87,354
Gain on conversion of debt and payables	-	1,888,158	-		-	-		1,888,158
Total other income (expense)	(510,789)	1,612,220	257,346		(201,266)	201,266		1,358,777

Income (Loss) Before Income Taxes	(2,599,055)	731,709	257,346		(1,371,580)	116,925		(2,864,655)

Income Tax Benefit	643,960	7,000	-		-	-	5.	650,960

Net Income (Loss)	(1,955,095)	738,709	257,346		(1,371,580)	116,925		(2,213,695)

Preferred Stock Dividends	(321,218)	-	(281,840)	(h)	-			(603,058)

Net Income (Loss) Available For
Common Shareholders	$(2,276,313)	$738,709	$(24,494)		$(1,371,580)	$116,925		$(2,816,753)

Net Loss Per Common Share	$(0.16)							$(0.13)

Basic and Fully Diluted Number of Shares	14,027,789						6.	22,001,876

See accompanying notes to unaudited combined condensed pro forma financial statements.

PREMIER ALLIANCE GROUP, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 (UNAUDITED)

		Historical
	Historical	Greenhouse
	Premier	Holdings, Inc.			(Unaudited)
	Alliance	and	Pro Forma		Ecological,	Pro Forma
	Group, Inc.	Subsidiaries	Adjustments	Notes	LLC **	Adjustments	Notes	Pro Forma

Revenues	$17,946,089	$3,437,151			$432,153			$21,815,393

Cost of Revenue	13,257,891	2,255,465			204,940			15,718,296

Gross Profit	4,688,198	1,181,686	-		227,213	-		6,097,097

Operating Expenses	6,008,199	6,202,128			2,352,415	112,455	(j)	14,675,197

Operating Loss	(1,320,001)	(5,020,442)	-		(2,125,202)	(112,455)		(8,578,100)

Other Income (Expense)
Interest expense	(268,052)	(1,194,339)	926,911	(i)	(110,943)	110,943	(i)	(587,980)
			(52,500)	(i)
Derivative income	1,550,008							1,550,008
Goodwill impairment	(576,297)	(1,444,367)						(2,020,664)
Intangibles impairment	(139,059)	(2,275,850)						(2,414,909)
Other income (expense), net	112,253	745,937			-			858,190
Total other income (expense)	678,853	(4,168,619)	874,411		(110,943)	110,943		(2,615,355)

Loss Before Income Taxes	(641,148)	(9,189,061)	874,411		(2,236,145)	(1,512)		(11,193,455)

Income Tax Benefit	685,976	348,000			-	-	5.	1,033,976

Net Income (Loss)	44,828	(8,841,061)	874,411		(2,236,145)	(1,512)		(10,159,479)

Preferred Stock Dividend	(44,429)	-	(563,680)	(h)	-			(608,109)
Deemed Dividend on Preferred Stock	(1,913,592)	-						(1,913,592)

Net Loss Available for Common Shareholders	$(1,913,193)	$(8,841,061)	$310,731		$(2,236,145)	$(1,512)		$(12,681,180)

Net Loss Per Share	$(0.24)							$(0.59)

Basic and Fully Diluted Number of Shares	8,057,471						6.	21,553,300

See accompanying notes to unaudited combined condensed pro forma financial statements.

PREMIER ALLIANCE GROUP, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS AS OF
SEPTEMBER 30, 2012 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND THE YEAR ENDED DECEMBER 31, 2011

1.  Basis of Pro Forma Presentation

These unaudited pro forma combined condensed financial statements have been compiled from and include:

i.	An unaudited condensed consolidated balance sheet of Premier as of September 30, 2012.

ii.	An unaudited condensed balance sheet of Ecological as of September 30, 2012.

iii.	An unaudited condensed statement of operations of Premier for the nine months ended September 30, 2012.

iv.	An unaudited condensed statement of operations of Ecological for the nine months ended September 30, 2012.

v.	Unaudited condensed consolidated statement of operations of GHH for the period January 1, 2012 through March 5, 2012, the date of acquisition by Premier.

vi.	An unaudited condensed statement of operations of Premier for the year ended December 31, 2011.

vii.	An unaudited condensed consolidated statement of operations of GHH for the year ended December 31, 2011.

The assets acquired and liabilities assumed were recorded at preliminary estimates of fair values determined by management, based on information currently available and on current assumptions as to future operations, and are subject to change upon the completion of acquisition accounting, including the finalization of asset valuations. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma combined condensed financial statements, including fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the Company had operated GHH for the year ended December 31, 2011 or the “short period” January 1, 2012 through March 5, 2012 or Ecological for the year ended December 31, 2011 or for the nine months ended September 30, 2012 if the acquisitions had occurred as of the date or during the periods presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies, adjustments for non-recurring expenses recorded by both Premier and GHH (see note 5), or discontinued operations for Ecological (see also Note 5) and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical audited financial statements and notes to financial statements of Premier contained in its respective 2011 Annual Report on Form 10-K and for GHH on its Annual Report on form 10-K for the year ended December 31, 2010.

2.  Issuance of 8% Convertible Series D Preferred Stock

In October 2012, the Company created up to 15,000 Units, each Unit consisting of one share of Series D 8% Redeemable Convertible Preferred Stock and a warrant to purchase ¼ of the number of shares of the Company’s common stock issuable upon conversion of one share of the Preferred Stock.  The purchase price of one Unit is $1,000.  Dividends are 8% per annum, payable semi-annually in cash or shares of common stock at the Company’s option.  The Preferred Stock is convertible into common stock at the total purchase price divided by $0.75 (the “conversion rate”), and collectively, the “conversion price”.  The warrants are for a term of five years and have a strike price of $1.125 per share. The Preferred Stock shall automatically convert into common stock, at the conversion rate, upon (i) the completion of a firm commitment underwritten public offering of the Company’s shares of common stock resulting in net proceeds to the Company of at least $10,000,000 and is offered at a price per share equal to at least 200% of the conversion price (subject to adjustment for any stock splits, stock dividends, etc.), (ii) upon the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, or (iii) on the second anniversary of the issue date of the Preferred Stock.  The Preferred Stock contains anti-dilution protection.  Holders of the Preferred Stock shall vote together with the holders of common stock on an as-converted basis.

On December 26, 2012, the Company closed an offering of this Preferred Stock to accredited investors. The Company sold 7,046 shares of Series D Preferred Stock and 2,348,685 warrants for gross proceeds of $7,046,000.  In connection with the sale of these securities, $704,600 was paid and 939,467 warrants were issued, with an exercise price of $1.125, to a registered broker. In addition, $100,000 and $6,500 in legal and escrow fees were paid.

For purposes of this pro forma presentation, the recording of a derivative liability related to the warrants and any deemed dividends on preferred stock are not considered material or informative to the reader.

(a) Gross proceeds	$7,046,000
Transaction costs	(811,100)
Net proceeds to Premier	$6,234,900

3.  Private Placement Financing – 7% Convertible Promissory Notes

On November 16, 2012, the Company issued $750,000 of its 7% Redeemable Convertible Promissory Notes to accredited investors with simple interest on a 365 basis payable on the maturity date in cash or common stock, at the Company’s option. The Securities consist of 7% Convertible Notes with 50% warrant coverage (the “Notes”).  The Notes will convert at the earlier of 15 months or will automatically convert at the closing of the next round of financing by the Company into the same security as the next round of financing, at the lesser of $0.50 per share or at a 25% discount to the next round of financing and warrants to acquire 50% of the number of shares, with a strike price of the lesser of $0.65 per share or the strike price of the next warrants at such financing.  The warrants have a four year term. The Company can call the warrants if: (i) the shares underlying the warrants are registered and; (ii) the stock, subsequent to registration, trades above $1.30 a day for 10 consecutive trading days and averages in excess of 50,000 shares a day in volume. Weighted average anti-dilution provisions for are in place for one year on the stock after conversion and for three years on the warrants. The Company paid $29,614 in legal fees, $9,500 in diligence fees to the placement agent and a success fee of 10% or $75,000 to the placement agent.

(b) Gross proceeds	$750,000
Transaction costs	(114,114)
Net proceeds to Premier	$635,886

For purposes of this pro forma presentation, the recording of a derivative liability related to the warrants and any amortization of debt discount are not considered material or informative to the reader.

4.  Preliminary Purchase Price Allocation and Pro forma Adjustments

The adjustments included in the unaudited pro forma combined condensed financial statements are those that are considered to be directly attributable to the acquisition of Ecological by Premier. The total purchase consideration for Ecological is $3,000,000 in cash (of which $1 million must remain on the balance sheet of Ecological – now Premier’s wholly owned subsidiary - immediately upon consummation of the acquisition) and $3,956,257 in Premier stock.  The Premier stock is to be valued at the 5 day volume weighted average price (VWAP) for the five (5) days preceding the signing of the Asset Purchase Agreement.  However, in accorandance with purchase accounting rules, the transaction must be valued at the stock price at the closing date of December 31, 2012 of $0.76 per share.

The total purchase consideration is as follows:
Cash		$3,000,000
Less cash retained in Ecological		(1,000,000)
Premier Stock	6,381,059
Value per share	$0.76	4,849,605

Total Purchase Consideration		$6,849,605

Assets Acquired:
Current assets		$337,049
Property & equipment		72,766
Deposits and other assets		29,530
Intagible assets		576,559
Goodwill		6,029,638
Assets Acquired		7,045,542

Liabilities Assumed:
Accounts Payable		68,382
Billings in excess of costs & estimated earnings		52,036
Deferred rent		63,930
Accrued expenses		11,589
Liabilities Assumed:		195,937

Net Assets Acquired		$6,849,605

The assets acquired and liabilities assumed were recorded at preliminary estimates of fair values determined by management, based on information currently available and on current assumptions as to Premier’s stock price, future operations, and are subject to change upon the closing of the acquisition, completion of acquisition accounting, including the finalization of asset valuations.

(c)	Issuance of shares to Ecological Members (6,381,059 @ $0.76)

@par of $0.001	$ 6,381
Additional Paid-in capital	4,843,224
$ 4,849,605

(d) Goodwill

We recorded a pro forma adjustment related to goodwill of $6,029,638 and to acquired intangibles (customer list, $526,559 and trademarks, $50,000) totaling $576,559  as a result of the purchase price allocation of the acquired assets and liabilities of Ecological assuming the transaction occurred on September 30, 2012. As discussed above, assets acquired and liabilities assumed were recorded at preliminary estimates based on information currently available and do not reflect the finalization of the purchase price allocation.

(e)  Buy-Out of Minority Interest in Ecological, LLC

As a condition of Ecological’s sale to Premier, it must purchase a the interest of a minority members interest in
Ecological, LLC for $2,000,000.

(f)  Debt

The Asset Purchase Agreement, as a condition to Closing, provides that all indebtedness is to be satisfied or converted into Ecological equity prior to the acquisition. Accordingly, the following indebtedness in the amount of $3,655,866 was removed from the balance sheet as of September 30, 2012.

(g)  Stockholders’ equity adjustments

We recorded the following adjustments to the equity accounts:
• To eliminate the remaining existing Members Equity of Ecological	$(2,000,000)
• To record Ecological’s buy-out of the minority Member	(2,000,000)
• To eliminate accumulated deficit - Ecological	7,412,458
• To record Series D Preferred Stock issuance, at par	7
• Record additional paid-in capital - Series D Preferred Stock issuance	6,234,893
• Record capital stock issuance to Ecological, at par	6,381
• Record additional paid-in-capital from Ecological share issuance	4,843,224
$14,496,963

 (h) Dividends Paid

We recorded the payment of dividends on the 8% Convertible Series D Preferred Stock payable semi-annually resulting from the issuance of the Preferred Stock.  Dividends are calculated as follows:

Total 8% Convertible Series D Preferred Stock	$7,046,000
Dividend Rate on a Semi Annual Basis	4%
Semi Annual Dividend	$ 281,840
Annual Dividend	$ 563,680

(i)	Interest Expense

For GHH, we eliminated the interest expense (including debt discount) related to the indebtedness converted to equity prior to the closing of the transaction, amounting to $296,721 in the nine months ended September 30, 2012 and $926,911 for the year ended December 31, 2011. For Ecological, we eliminated $201,266 in the nine months ended September 30, 2012 and $110,943 for the year ended December 31, 2011 related to indebtedness converted to equity prior to the closing of that transaction. We also recorded the interest on the 7% Convertible Promissory Notes amounting to $52,500 for the year ended December 31, 2011 and $39,375 for the nine months ended September 30, 2012.

 (j) Amortization Expense

To record amortization of the acquired intangibles in the Ecological acquisition.  Customer list is amortized over five years ($105,312 on an annual basis) and trademarks over seven years ($7,143 on an annual basis).

5.  Income Tax Expense / Benefit

Ecological is a limited liability corporation; hence, there is no tax at the corporation level.  All tax liability or benefit flows through to the individual members on their individual income tax returns. For the years ended December 31, 2011 and 2010, Ecological recorded taxable losses of $2,191,493 and $1,827,416, respectively. For pro forma purposes, no income tax benefit for the reported losses is being recognized as Ecological is a newly formed enterprise and any deferred tax assets (hence deferred tax benefit) are assumed to be offset fully by valuation allowances due to the uncertainty of their realization.

6.  Pro Forma Weighted Average Shares

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined condensed statements of operations are based on the weighted average number of the Company’s common shares outstanding at September 30,2012 and December 31, 2011 as adjusted for the following:

	September 30, 2012	December 31, 2011
Premier Weighted Average Shares Outstanding	8,146,325	8,057,471
Weighted average effect of Premier shares issued in the first quarter of 2012	359,722	--
Additional shares to give effect to Ecological acquisition	6,381,059	6,381,059
Issuance of shares to GHH	7,114,770	7,114,770
Combined Pro Forma Weighted Average Shares	22,001,876	21,553,300

Common stock equivalents were not considered as there effects were anti-dilutive for all periods presented.

7.  Non-recurring items:

Premier

In 2011, Premier recorded non-recurring impairment losses to intangibles ($139,059) and goodwill ($567,297), resulting in total non-recurring losses of $706,356.

GHH

In 2011, GHH recorded non-recurring losses due to intangible impairments of $2,275,850 and goodwill impairment of $1,444,367, off-set by a non-recurring gain on conversion of debt and accounts payable of $657,334, resulting in total net non-recurring loss of $3,062,833.

Ecological

In 2011, Ecological operated a division dedicated to “green” land development.  This division was discontinued in early 2012.  Costs included in the 2011 statement of operations for Ecological related to this discontinued division which are non-recurring totaled $878,947 in 2011 and $766,862 for the nine months ended September 30, 2012.